As filed with the Securities and Exchange Commission on April 29, 1999
                                                      Registration No. 333-31813


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 2
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ____________________

                               THE WET SEAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        Delaware                                 33-0415940
(State or Other Jurisdiction                  (I.R.S. Employer
of Incorporation or Organization)            Identification Number)

                                  26972 Burbank
                        Foothill Ranch, California 92610
                                 (949) 583-9029
                    (Address of Principal Executive Offices)
                              ____________________

                               THE WET SEAL, INC.
                          1996 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                              ____________________

                                Edmond S. Thomas
                                  26972 Burbank
                        Foothill Ranch, California 92610
                     (Name and Address of Agent For Service)

   Telephone Number, Including Area Code, of Agent For Service: (949) 583-9029


================================================================================

PROSPECTUS

                               THE WET SEAL, INC.
                                1,650,000 SHARES
                             OF CLASS A COMMON STOCK
                               ------------------

                  The shares of class A common stock offered by this prospectus are being offered by the stockholders of our company named in the section entitled "Selling Stockholders" on page 4. The shares of class A common stock may be purchased by the selling stockholders pursuant to stock options granted under the The Wet Seal, Inc. 1996 Long-Term Incentive Plan. The selling stockholders may sell the shares of class A common stock from time to time in various types of transaction including:

                  *    on the Nasdaq National Market;

                  *    in the over-the-counter market; and

                  *    in privately negotiated transactions.

                  For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 5. Our company will not receive any portion of the proceeds from the sale of these shares.

                  Our Company's class A common stock is quoted on the Nasdaq National Market under the symbol "WTSLA."

                 The selling stockholders will determine the price of the shares of class A common stock independent of our company. On April 29, 1999, the last sale price of the class A common stock on the Nasdaq National Market was $41 per share.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.



                 The date of this Prospectus is April 30, 1999.


                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----

         You Should Not Rely on Forward-Looking Statements
         Because They are Inherently Uncertain...................................................3


         Where You Can Find More Information.....................................................3


         The Company.............................................................................4


         Use of Proceeds.........................................................................4


         Selling Stockholder.....................................................................4


         Plan of Distribution....................................................................6


         Experts.................................................................................7


         Legal Matters...........................................................................7



       YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE
                              INHERENTLY UNCERTAIN

         This prospectus contains forward-looking statements that involve risks and uncertainties. You should not rely on these forward-looking statements. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify forward-looking statements. These statements appear throughout the prospectus and are statements regarding our intent, belief, or current expectations, primarily with respect to our operations and related industry developments. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons.

                       WHERE CAN YOU FIND MORE INFORMATION

         This prospectus is part of a registration statement on Form S-8 that we filed with the Securities and Exchange Commission. Some information in the registration statement has been omitted from this prospectus in accordance with SEC rules. We file annual, quarterly and special reports, proxy reports, proxy statements and other information with the SEC. You can read and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Nasdaq National
         ------------------
Market. Reports, proxy and information statements and other information concerning our company may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we have previously filed with it, which means we can disclose important information by referring to those documents. All information that we have incorporated by reference is available to you in accordance with the above paragraph. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the selling stockholders have sold all the shares.

                  The following documents filed with the SEC are incorporated by reference in this prospectus:

                  1. Our Annual Report on Form 10-K for the fiscal year ended January 30, 1999; and

                  2. The description of our class A common stock and other classes or series of shares set forth in our registration statement on Form S-1, as amended (File No. 33-34895), and incorporated by reference into the registration statement on Form 8-A under the Exchange Act, as amended, of our company filed with the SEC on July 30, 1990.

                  We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Corporate Secretary, The Wet Seal, Inc., 26972 Burbank, Foothill Ranch, California 92610, telephone: (949) 583-9029.

                                   THE COMPANY

         Our company is a specialty retailer of moderately priced, fashionable, casual apparel designed for women with a young, active lifestyle. Our company was incorporated on December 19, 1962 in California and was reincorporated in Delaware on June 26, 1990. Our principal executive offices are located at 26972 Burbank, Foothill Ranch, California 92610. Our company's telephone number is
(949) 583-9029.

                                 USE OF PROCEEDS

                  We will not receive any of the proceeds from the sale of the class A common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

                  The table below sets forth information with respect to the selling stockholders including:

                  *   the name and position of the selling stockholders;

                  * the number of shares of class A common stock beneficially owned by each selling stockholder as of April 28, 1999;

                  * the number of shares which may be offered and are being registered by this prospectus for the account of each selling stockholder (assuming all options are vested and exercised); and

                  * the amount of the class to be owned by each selling stockholder assuming all of the shares are sold.

                  The shares are those which may be acquired by the selling stockholders upon the exercise of options granted under the The Wet Seal, Inc. 1996 Long-Term Incentive Plan. Except as set forth in the table, certain of the selling stockholders have not been individually identified by our company at the time of the preparation of this prospectus.




                                 Number of Shares of Class    Number of Shares of Class    Number of Shares of Class
                                  A Common Stock Owned(1)     A Common Stock which may    A Common Stock to be Owned
                                                                    be Offered(2)            After Offering(1)(3)
Alan Siegel(4)                             1,000                        5,000                          0
     Director
Ann Cadier Kim(4)                          3,447                       10,000                        1,477
     Vice President of
     Finance and Chief
     Financial Officer
Barbara Bachman                            4,000                        8,000                        4,000
     Senior Vice President of
     Store Operations
Edmond Thomas                              8,147                       120,000                       8,147
     President and Chief
     Operating Officer
George Benter, Jr.                         1,500                        4,000                        1,500
     Director
Gerald Randolph                            1,000                        4,000                        1,000
     Director
Irving Teitelbaum(5)                      348,500                      80,000                       348,500
     Chairman of the Board of
     Directors
Kathy Bronstein                            3,923                       120,000                       3,923
     Chief Executive Officer
Sharon Hughes(4)                           5,022                       10,000                        3,022
     Vice President of
     Merchandising
Stephen Gross(5)                          348,500                      80,000                       348,500
     Director
Walter Loeb(4)                             2,400                        5,000                        1,400
     Director
Wilfred Posluns                              0                          4,000                          0
     Director
-------------------
(1)      Includes shares that the selling stockholders have the right to acquire beneficial  ownership  of within 60 days  through the exercise of stock options granted under the The Wet Seal,  Inc. 1996 Long-Term  Incentive
         Plan.
(2)      Includes shares that may be purchased pursuant to stock options granted under the The Wet Seal, Inc. 1996 Long-Term Incentive Plan on or before the date of this  prospectus  (assuming  all  options  are  vested  and exercisable).
(3)      After  completion of the offering,  Messrs.  Teitelbaum  and Gross will each own 3.7% of the outstanding  shares of class A common stock.  None of the other selling  stockholders will own 1% or more of our company's outstanding  shares of class A common  stock  after  completion  of the offering.
(4)      Shares  held  include  options  representing  the  immediate  right  to
         purchase  the   following   shares  of  class  A  common   stock:   Ms.
         Hughes-2,000;   Ms.  Cadier   Kim-2,000;   Mr.   Loeb-1,000;   and  Mr.
         Siegel-1,000.
(5)      Shares held include  58,000 and 295,000  shares of class A common stock beneficially  owned by Suzy Shier Limited and Suzy Shier Equities Inc., respectively,  and  exclude  1,300,000,  155,000,  175,000  and 815,573 shares of class B common stock owned by Los Angeles  Express  Fashions,
         Inc., La Senza Inc.,  Suzy Shier  Equities Inc. and 3254127 Canada Inc.
         (which  are  convertible  into  shares  of  class A  common  stock on a one-for-one  basis).  Los Angeles  Express  Fashions,  Inc. is a wholly owned  subsidiary of Suzy Shier  Equities  Inc.,  and La Senza Inc. and
         Suzy Shier  Equities Inc. are wholly owned  subsidiaries  of Suzy Shier
         Limited,  of which  Messrs.  Teitelbaum  and Gross own 42.2% and 40.0%, respectively.  3254127  Canada Inc.  is a wholly  owned  subsidiary  of
         Gross-Teitelbaum  Holdings Inc., of which Messrs.  Teitelbaum and Gross own  50.1%  and  49.9%,  respectively.  Messrs.  Teitelbaum  and  Gross disclaim beneficial ownership of these shares.




                              PLAN OF DISTRIBUTION

                  Our company is registering  the shares of class A common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by our company. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the
Nasdaq National Market, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

                  The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

                  The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                  Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

                  Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                  Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

                  * the name of each such selling stockholder and of the participating broker-dealer(s);

                  *   the number of shares involved;

                  *   the initial price at which such shares were sold;

                  * the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

                  *   that   such   broker-dealer(s)   did   not   conduct   any
                      investigation   to  verify  the  information  set  out  or
                      incorporated by reference in this prospectus; and

                  *   other facts material to the transactions.

In addition, upon our company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                     EXPERTS

                  The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the three years ended January 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. The financial statements have been incorporated by reference in this prospectus in reliance upon their report given on their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

                  The validity of the shares of class A common stock offered in this prospectus has been passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York. Alan Siegel, a director of our company, is a member of the firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and holds options to purchase 5,000 shares of class A common stock.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Wet Seal, Inc. (the "Company") hereby incorporates herein by reference the following documents:

         1. Our Annual Report on Form 10-K for the fiscal year ended January 30, 1999; and

         2. The description of our class A common stock and other classes or series of shares set forth in our registration statement on Form S-1, as amended (File No. 33-34895), and incorporated by reference into the registration statement on Form 8-A under the Exchange Act, as amended, of our company filed with the SEC on July 30, 1990.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Alan Siegel, a director of the Company, is a member of the firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. and holds options to purchase 5,000 shares of Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits indemnification of directors, officers, employees and agents of corporations under certain limitations.

         The Certificate of Incorporation and the Bylaws of the Company provide for indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         STATUTORY PROVISIONS

         Section 102(b)(7) of the Delaware Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

         Section 145 of the Delaware Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

                  An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware Law. The indemnification provided by the Delaware Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  THE COMPANY'S CHARTER AND BYLAW PROVISIONS

                  The Company's Certificate of Incorporation limits the director's liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty except under the circumstances outlined in
Section 102(b)(7) of the Delaware Law as described above under "Statutory Provisions."

                  The Company's Bylaws extend indemnification rights to the fullest extent authorized by the Delaware Law to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such person's alleged action in an official capacity or in any other capacity while serving as a director or officer in the Company. In addition, the Bylaws permit the Company to maintain insurance to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not the Company would have the power to indemnify such person under the Delaware Law.

                  INDEMNIFICATION AGREEMENTS

                  The Company has entered into Indemnification Agreements with each of its directors and with its Chief Financial Officer, Ann Cadier Kim, pursuant to which the Company has agreed to advance expenses for the defense of and to indemnify such persons to the fullest extent permitted by applicable law.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

        Exhibit                                 Exhibit
         Number
          3.1 Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form S-1, filed with the Commission on July 3, 1990 (Registration No. 33-34895 (the "1990 Registration Statement")).

          3.2 By-Laws of the Company, as amended (incorporated by reference from the 1990 Registration Statement).

          4.1*            The Wet Seal, Inc. 1996 Long-Term Incentive Plan.

          5.1*            Opinion of Akin, Gump,  Strauss,  Hauer & Feld, L.L.P.
                          as to legality of the securities being registered.

         23.1**           Consent  of   Deloitte  &  Touche   LLP,   independent
                          accountants.

         24.1* Power of Attorney (included on the signature page of this Form S-8)

--------------------
       *Previously filed
      **Filed herewith

ITEM 9.           UNDERTAKINGS

                  (a)  The undersigned hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned  registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (c) Insofar as indemnification  for liabilities  arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foothill Ranch, State of California, on April 30, 1999.

                                   THE WET SEAL, INC.
                                      (Registrant)

                                   By: /S/ Kathy Bronstein
                                       ________________
                                       Kathy Bronstein
                                       Vice Chairman and Chief Executive Officer


                                   By: /S/ Edmond S. Thomas
                                       ________________
                                       Edmond S. Thomas
                                       President and Chief Operating Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date

                                          Chairman of the Board and Director               April 30, 1999
---------------------------------------
           Irving Teitelbaum

           /s/ Kathy Bronstein             Vice Chairman and Chief Executive               April 30, 1999
---------------------------------------     Officer and Director (Principal
            Kathy Bronstein                       Executive Officer)

          /s/ Edmond S. Thomas              President and Chief Operating                  April 30, 1999
---------------------------------------          Officer and Director
           Edmond S. Thomas

                   *                      Vice President of Finance and Chief              April 30, 1999
---------------------------------------      Financial Officer (Principal
            Ann Cadier Kim                 Financial and Accounting Officer)

                                                Secretary and Director                     April 30, 1999
---------------------------------------
             Stephen Gross
                   *                                   Director                            April 30, 1999
---------------------------------------
            Wilfred Posluns

                                                       Director                            April 30, 1999
---------------------------------------
            Gerald Randolph

                   *                                   Director                            April 30, 1999
---------------------------------------
              Alan Siegel

                   *                                   Director                            April 30, 1999
---------------------------------------
         George H. Benter, Jr.

                   *                                   Director                            April 30, 1999
---------------------------------------
            Walter F. Loeb

* By /s/ Kathy Bronstein
         ________________________________
         Kathy Bronstein
         Attorney-in-fact




                                  EXHIBIT INDEX

        Exhibit
         Number                                Exhibit
         ------                                -------

          3.1 Certificate of Incorporation of the Company (incorporated by reference from the Company's Registration Statement on Form S-1, Filed with the Commission on July 3, 1990 (Registration No. 33-34895 (the "1990 Registration Statement")).

          3.2 By-Laws of the Company, as amended (incorporated by reference from the 1990 Registration Statement).

          4.1*            The Wet Seal, Inc. 1996 Long-Term Incentive Plan.

          5.1             Opinion of Akin, Gump,  Strauss,  Hauer & Feld, L.L.P.
                          as to legality of the securities being registered.

         23.1**           Consent  of   Deloitte  &  Touche   LLP,   independent
                          accountants.

         24.1* Power of Attorney (included on the signature page of this Form S-8)

------------------------
   *Previously filed.
  **Filed herewith